Citigroup Inc.
GBP 500,000,000 7.375% Fixed Rate Senior Notes due September 2039
under the
Programme for the
issuance of Euro Medium-Term Notes, Series B

This debt is not guaranteed under the Federal Deposit Insurance Corporation's Temporary Liquidity Guarantee Program

The securities described herein have not been and will not be registered under the U.S. Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

1.	Issuer:	Citigroup Inc.

2.	FDIC Guarantee:	Not Applicable

3.	Specified Currency:	Pounds Sterling ("GBP")

4.	Aggregate Nominal Amount:	GBP 500,000,000

5.	Issue Price:	99.117% of the Aggregate Nominal Amount

6.	(i) Specified Denominations:	GBP 50,000 and integral multiples of GBP 1,000 in excess thereof up to and including GBP 99,000.

	(ii) Calculation Amount:	GBP 1,000

7.	Issue Date:	1 September 2009

8.	Maturity Date:	1 September 2039

9.	Interest Basis:	7.375% Fixed Rate

10.	Redemption/Payment Basis:	Redemption at par

11.	Status of the Notes:	Senior

PROVISIONS RELATING TO INTEREST PAYABLE

12.	Fixed Rate Note Provisions	Applicable

	(i) Rate of Interest:	7.375% per annum payable semi-annually in arrears

(ii) Interest Payment Dates:
1 September and 1 March in each year from, and including, 1 March 2010 to, and including, 1 September 2039, subject to the Modified Following Business Day Convention. Business Day is London.  No adjustment will be made to the Fixed Coupon Amount.

	(iii) Fixed Coupon Amount	GBP 36.875 per Calculation Amount

	(iv) Day Count Fraction:	Actual/Actual (ICMA)

PROVISIONS RELATING TO REDEMPTION

13.	Final Redemption Amount:	GBP 1,000 per Calculation Amount

GENERAL PROVISIONS APPLICABLE TO THE NOTES

14.	Form of Notes:	Bearer Notes

15.	New Global Note Form:	Yes

16.	Redenomination, renominalisation and reconventioning provisions:	Applicable

17.	Consolidation provisions:	Applicable in the event of a re-opening

DISTRIBUTION

18.	TEFRA:	The D Rules are applicable

19.	Listing:	Luxembourg

OPERATIONAL INFORMATION

20.	ISIN Code:	XS0449155455

21.	Common Code:	044915545